Exhibit 10.1

YA GLOBAL INVESTMENTS, L.P.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302

September 2, 2009

Global Energy, Inc.
Migdal Aviv
7 Abba Hillel Street
Ramat Gan, 52520
Israel
Attention: Asi Shalgi

Dear Mr. Shalgi:

        Reference is made to that certain consent agreement dated August 7, 2009 (the “Consent”) between Global Energy, Inc. (the “Company”) and YA Global Investments, L.P. (the “Buyer”). This letter shall serve as written notice that the Buyer hereby agrees to extend the date of the Closing Deadline from September 3. 2009 to September 10, 2009. Except as specifically set forth herein, this notice shall not be deemed to waive, modify. or amend any other terms or conditions of the Consent.

YA GLOBAL INVESTMENTS, L.P. By: Yorkville Advisors, LLC Its: Investment Manager By: /s/ David Gonzalez —————————————— Name: David Gonzalez Title: Member